UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2010
MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 347-6480
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 26, 2010, MGIC Investment Corporation (the “Company”) sold $345,000,000 aggregate principal amount of the Company’s 5% convertible senior notes due 2017 (the “Convertible Notes”). The conversion rate for the Convertible Notes will initially be 74.4186 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (equivalent to a conversion price of approximately $13.44 per share), subject to adjustment in certain events. Holders may convert their Convertible Notes into shares of the Company’s common stock at their option on any day to and including the second scheduled trading day prior to the maturity date of May 1, 2017. Upon conversion, the Company will deliver on the third trading day following the relevant conversion date a number of shares equal to (i)(A) the aggregate principal amount of the notes to be converted divided by (B) $1,000, multiplied by (ii) the then applicable conversion rate for each $1,000 principal amount of the Convertible Notes.
The Convertible Notes were issued under the Indenture, dated October 15, 2000 (the “Base Indenture”), between the Company and U.S. Bank National Association, as successor Trustee (the “Trustee”), as amended and supplemented, including by the Supplemental Indenture, between the Company and the Trustee, dated April 26, 2010 (the “Supplemental Indenture” and with the “Base Indenture,” the “Indenture”). The Indenture provides for customary events of default and further provides that the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes may declare the Convertible Notes immediately due and payable upon the occurrence of certain events of default after expiration of any applicable grace period. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries, all outstanding Convertible Notes under the Indenture will become due and payable immediately. The description of the Supplemental Indenture relating to the Convertible Notes set forth above does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:
(4.1)	Supplemental Indenture, dated April 26, 2010, between MGIC Investment Corporation and U.S. Bank National Association, as successor Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: April 30, 2010	By:	/s/ Timothy J. Mattke
Timothy J. Mattke
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

(4.1)	Supplemental Indenture, dated April 26, 2010, between MGIC Investment Corporation and U.S. Bank National Association, as successor Trustee.